Exhibit 99.(a)(8)

SENTINEL GROUP FUNDS, INC.

ARTICLES SUPPLEMENTARY

SENTINEL GROUP FUNDS, INC., a Maryland corporation registered as an open-end management investment company under the Investment Company Act of 1940 (“Corporation”), hereby certifies to the State Department of Assessments and Taxation of Maryland (“SDAT”) that:

[FIRST:                            Pursuant to Article FIFTH of the charter of the Corporation (the “Charter”), upon the closing of the reorganization (the “Reorganization”) of Sentinel Capital Growth and Growth Leaders Funds, each a series of common stock, $0.01 par value per share (the “Common Stock”), of the Corporation, and the redemption of all outstanding shares of such series in the Reorganization, all authorized shares of such series were returned to the status of authorized but unissued shares of Common Stock without further classification or designation.  As a result of such automatic reclassification, and prior to giving effect to the classification set forth below, the number of authorized shares of Common Stock without further classification or designation is [          ].]

FIRST:  Under a power contained in Article FIFTH of the Charter, and pursuant to Section 2-208 of the Maryland General Corporation Law, the Board of Directors of the Corporation (“Board of Directors”) adopted resolutions classifying and designating 120,000,000 authorized but unissued shares of Common Stock without further classification or designation as Class R3 shares of Sentinel Common Stock, Sentinel Small Company and Sentinel Total Return Bond Funds, with the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications or terms or conditions of redemption of a class of shares of such series of Common Stock as set forth in the Charter.

SECOND:  Under a power contained in Article FIFTH of the Charter, and pursuant to Section 2-208 of the Maryland General Corporation Law, the Board of Directors of the Corporation (“Board of Directors”) adopted resolutions classifying and designating 120,000,000 authorized but unissued shares of Common Stock without further classification or designation as Class R6 shares of Sentinel Common Stock, Sentinel Small Company and Sentinel Total Return Bond Funds, with the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications or terms or conditions of redemption of a class of shares of such series of Common Stock as set forth in the Charter.

THIRD:  Immediately after these Articles Supplementary are accepted for record by the SDAT, the total number of authorized shares of Common Stock is 2,940,000,000, of which 400,000,000 are shares of Common Stock without further classification or designation and 2,540,000,000 are shares of Common Stock classified and designated as follows:

Class A	Total Shares Allocated
Balanced	40,000,000
Common Stock	75,000,000
Conservative Strategies	25,000,000
Government Securities	170,000,000
International Equity	20,000,000
Mid Cap	45,000,000
Short Maturity Govt	200,000,000
Small Company	300,000,000
Sustainable Core Opp	40,000,000
Sustainable Mid Cap Opp	40,000,000
Total Return Bond	50,000,000

Class C
Balanced	10,000,000
Common Stock	10,000,000
Conservative Strategies	15,000,000
Government Securities	20,000,000
International Equity	10,000,000
Mid Cap	30,000,000
Small Company	50,000,000
Total Return Bond	40,000,000

Class S
Short Maturity	400,000,000

Class I
Balanced	40,000,000
Common Stock	40,000,000
Conservative Strategies	40,000,000
Georgia Municipal Bond	40,000,000
Government Securities	40,000,000
International Equity	40,000,000
Low Duration Bond	40,000,000
Mid Cap	40,000,000
Small Company	250,000,000
Sustainable Core Opp	40,000,000
Sustainable Mid Cap Opp	40,000,000
Total Return Bond	60,000,000

Class R3
Common Stock	40,000,000
Small Company	40,000,000
Total Return Bond	40,000,000

Class R6
Common Stock	40,000,000
Small Company	40,000,000
Total Return Bond	40,000,000

FOURTH:  The shares of Common Stock described in Article FIRST, Article SECOND and Article THIRD above have been reclassified by the Board of Directors under the authority contained in the Charter.

FIFTH:  These Articles Supplementary have been approved by the Board of Directors in the manner and by the vote required by law.  These Articles Supplementary do not increase the total number of authorized shares of stock of the Corporation.

SIXTH:  The undersigned Vice President of the Corporation acknowledges these Articles Supplementary to be the corporate act of the Corporation and, as to all matters or facts required to be verified under oath, the undersigned Vice President acknowledges that, to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

IN WITNESS WHEREOF, the Corporation has caused these Articles Supplementary to be signed in its name and on its behalf by its Vice President and attested by its Secretary as of the            day of                 , 2014.

ATTEST:		SENTINEL GROUP FUNDS, INC.

By:		By:
	Lisa F. Muller		Thomas P. Malone
	Secretary		Vice President